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                                                                    EXHIBIT 10.2


Agreement dated 29 September, 1997, between International Resort Developers, Inc., "The WLC Shareholders", Growth Strategies, Inc., Samuel B. Watson, Park Investments Limited, and Ameristar Worldwide Entertainment Corporation.

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AGREEMENT

DATED: 29 SEPTEMBER 1997

PARTIES

1. INTERNATIONAL RESORT DEVELOPERS INC (incorporated in Idaho) of 2900, South Rainbow Boulevard, Las Vegas, Nevada 89102 ("IRD")

2. THE PERSONS SPECIFIED IN THE SCHEDULE HERETO ("The WLC Shareholders")

3. GROWTH STRATEGIES INC ("incorporated in Nevada") of P.O. Box 27740, 5300 West Sahara Ave, Suite 101, Las Vegas, Nevada 89126 ("GSI")

4. SAMUEL B WATSON OF 9412, Highwood Hill Road, Brentwood, Tennessee 37027, contracting as a Trustee ("SW")

5. PARK INVESTMENTS LIMITED of 15, Hector Street, Herne Bay, Auckland, New Zealand ("Park")

6. AMERISTAR WORLDWIDE ENTERTAINMENT CORPORATION ("incorporated in Arkansas) of 111, Center Street, Suite 1308, Little Rock, Arkansas (formerly called World Lynx Communications Corp) ("WLC")

WHEREAS:

(1) By a contract dated August 25 1997 ("the Principal Contract") the WLC shareholders agreed to sell to IRD and IRD agreed to buy all of the 1,000 issued and outstanding shares in the capital of WLC in consideration of the issue to the WLC Shareholders on closing of 1,685,539 shares in IRD credited as fully paid ("the Basic Consideration Shares") and a further number of shares in IRD, also to be credited as fully paid, on the basis of three thousand shares for each thousand dollars of after tax profit earned by WLC during the years 1998 and 1999 ("the Earn-out Shares"). Final closing of the Principal Contract was to be conditional upon approval by a general meeting of the shareholders of IRD.

(2) The Principal Contract contained provisions whereby the WLC Shareholders warranted, inter alia, that all the accounting and financial information relating to WLC disclosed to IRD was correct and comprehensive in all material respects and IRD's obligation to close the Principal Contract was conditional upon further due diligence by IRD.

(3) Previously to entry into the Principal Contract WLC had acquired from GSI certain assets formerly forming part of a network marketing business operating under the name Ameristar Worldwide Entertainment ("the Name") from premises at 1801, West End Avenue, Nashville, Tennessee, the assets acquired including all rights to operate under and use the Name in verbal and logo form, all the trade connections of GSI and arrangements with GSI's sales and


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distribution agents and sub-agents, the lease relating to the said premises
("the Lease"), the benefit of a purchase and distribution contract with Echo-Star Communications Corp ("the Dish Contract"), all or any concepts, plans, proposals, copyrights, designs, video tapes, computer programs of a proprietary nature and intellectual property of any kind used in connection with said business, and all of the assets scheduled to the acquisition contract ("the GSI Contract") but not including inventory, cash and receivables (all of which assets and rights are together referred to as "the Ameristar Assets") in consideration of WLC:

         (a) issuing to GSI 450 shares in its capital ("the WLC Consideration Shares")

         (b) giving to GSI a promissory note ("the Note") in the sum of $400,000 interest free but payable on demand

         (c) paying to GSI a royalty of 21/2% of its net sales revenue (as defined in the GSI Contract) in each year

In the GSI Contract WLC gave to GSI in connection with the issue of its shares to GSI the like warranty to that given by WLC to IRD and referred to in Recital
(2) above.

(4) The GSI Contract closed on 22 August 1997 whereupon SW became the President and CEO of WLC and WLC Consideration Shares were issued but on the direction of GSI 150 of such shares were issued to SW as Trustee

(5) Park is the owner of all the issued capital of GSI

(6) Since the making of the Principal Contract IRD has advanced to WLC a total amount of $650,000, of which $400,000 was utilized to pay the amount due on the Note. The sum of $200,000 approximately now stands to the credit of an account of WLC at Bank, West End Avenue, Nashville ("the Account"). No payments on account of the above recited royalty have been made by WLC.

(7) It is accepted by all the parties hereto that discrepancies have arisen in respect of the accounting and financial information concerning the affairs of WLC disclosed by WLC to IRD and GSI and that while such discrepancies do not in any way relate to the Ameristar Assets the conditionality of the Principal Contract would not therefore be satisfied. Furthermore, given the circumstances the directors of IRD would no longer be in a position to recommend to its shareholders that they vote to approve the implementation of the Principal Contract.

(8) In full settlement the parties have therefore agreed that their respective rights and claims under the Principal Contract and the GSI Contract shall be settled by the rescission thereof and the sale by Park of the issued share capital of GSI to IRD on the terms set out herein and on the basis that GSI as the owner (following such rescission) of the Ameristar Assets enters into a covenant to pay to Park the like royalty which WLC agreed in the GSI Contract to pay to GSI


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NOW IT IS HEREBY AGREED as follows:

1. The Principal Contract and the GSI Contract shall be and are hereby forthwith rescinded for all purposes and shall be of no further effect and no party thereto shall make any claim against any other party relating to or derived from the terms thereof. As a result of the rescission of the GSI Contract the Ameristar Assets shall revert to the ownership GSI with the benefit of all inventory, unfulfilled or outstanding orders and monies due but unpaid relating to that part of the business carried on by WLC since 22 August 1997 utilizing the Ameristar Assets.

2. Immediately following execution hereof the following parties shall take the actions specified below:

         (a) IRD and Park shall enter into and thereafter perform a contract for the sale to and purchase by IRD of the share capital of GSI in the terms of the form on contract annexed hereto ("the New Contract")

         (b) IRD shall with effect from the closing of the New Contract waive the repayment by WLC of $400,000 advanced by it to WLC and utilized for the repayment of the Note and such further part of the monies advanced by it to WLC as have been credited to the Account and are not being repaid pursuant to sub-clause (c) below

         (c) WLC shall repay to IRD firstly all monies standing to the credit of the Account and secondly such further amount as shall be equal to the difference (if any) between the total of the amounts waived pursuant to (b) above and repaid as provided firstly above and $650,000 and shall then close the Account.

         (d) SW shall resign as President and CEO and he shall procure that Barry Miller shall also resign as CFO and Secretary of WLC.

         (e) IRD shall give to GSI an inter company loan facility of $650,000 of which $400,000 plus such amount as shall have been lent by IRD to WLC and credited to the Account but not repaid as provided by sub-clause (c) above shall be deemed to have been drawn down. An amount equal to the credit balance on the Account repaid by WLC shall be drawn down by GSI immediately following the execution hereof and repayment by WLC.

         (f) WLC shall

                  (i) cancel the WLC Consideration Shares and SW and GSI shall execute such consents or other documents WLC shall reasonably require for the purpose of accomplishing such cancellation

                  (ii) assign or otherwise transfer the Lease and the Dish Contract to GSI and to take all necessary steps and do all necessary things to re-vest in GSI the full benefit of the Ameristar Assets, including, but without limitation merchant accounts arising from credit card transactions and associated credit card facilities and arrangements.


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                  (iii)  change its name to World Lynx Communications Inc.

                  (iv) transfer to GSI all the employees of WLC engaged in that part of its business utilizing the Ameristar Assets

          (g) GSI shall:

                  (i) change its name to Ameristar Worldwide Entertainment Corporation

                  (ii) appoint SW as President and CEO and Barry Miller as CFO and Secretary

                  (iii) employ all those persons transferred to it as provided in (f) (iv) above on the same terms as apply to their employment by WLC

                  (iv) assume and fulfill all outstanding orders and other commitments relating to the Ameristar Assets as are transferred to it pursuant to this Agreement

3. In consideration of Park as the parent company of GSI consenting to GSI releasing IRD from the Principal Contract and WLC from the GSI contract and the obligation to pay the royalty therein provided for and, further, agreeing to enter into the New Contract for the sale to IRD of its shares in GSI, GSI with the consent and approval of IRD agrees and covenants that it shall henceforth pay to Park a royalty of 2 1/2% of its Net Sales Revenue in each year from the 1 September 1997 ("the Royalty"). In this sub-clause "Net Sales Revenue" shall mean payments actually received by or for the credit of GSI from sales made by it, or by any subsidiary of it, in each year, less commissions actually paid in the normal course of business as a cost of sale, as shown in an audited statement of the Net Sales Revenue of GSI in each such year consolidated with its subsidiaries (if any), provide that during the first seven days of each month of each year during which the Royalty shall be payable GSI shall advance to Park on account of its liability such amount as GSI's management shall in good faith estimate from its management accounts to be 2 1/2% of the Net Sales Revenue arising during the previous month. Within fourteen days of the certification of each audited statement of GSI it shall pay to Park any balance due after taking into account all payments received during the year in question or Park shall similarly repay any balance due to GSI. IRD agrees that upon GSI becoming it's subsidiary it will procure that GSI shall, for such time as the Royalty shall be payable, retain the ownership and remain the operator of the Ameristar Assets (including for the avoidance of doubt the business carried on under the Name in such form as it shall exist from time to time) and that it will in good faith use its best efforts to ensure the maximization by GSI of the sales upon which the Royalty is to be computed.

4. This agreement shall enure to the benefit of and shall be binding upon the parties and their subsidiaries (as they may exist from time to time) successors and assignees. The provision of this agreement shall survive the full or partial performance of clause 2 hereof.


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5. WLC warrants that it is the unencumbered beneficial owner of the Ameristar
Assets and that no claims exist which affect or may affect the Ameristar Assets and that it is not aware of any circumstances which may give rise to any such claims.

6. This agreement may be executed in separate counterparts and when so executed by all the parties will be valid as if all the signatories had executed the same document.

IN WITNESS WHEREOF this agreement is executed by the parties as specified


THE SCHEDULE

The WLC Shareholders

Samuel B Watson            9412, Highwood Hill Road
                           Brentwood
                           TN 37027

Growth Strategies Inc.     P.O. Box 22740
                           5300 W. Sahara Avenue
                           Suite 101
                           Las Vegas, NV  89126

Lewis Pollack              C/O Spears Law Office
                           P.O. Box 622
                           Marvern, AR  72104

Daniel Dixon               as above

Donald Spears              as above

Romford Enterprises SA     Dorpstraat
                           Landsmeer
                           Amsterdam, Netherlands

Waterlink Limited          Calle san Miguel, 13
                           Beniarres
                           Alicante 03850, Spain

Hawk Continental Ltd       Calle de Gerro, 18
                           Los Monteros
                           29600, Marbella, Spain

Kisaran Enterprises Ltd    5, Park Farm Close
                           London N22, UK



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Salfolia Trading Ltd       273, Upper Lisburn Road
                           Belfast, UK

Leander Limited            2, Heath Close
                           London W5, UK

Rathluire Ltd              505, Lisburn Road
                           Belfast UK

INTERNATIONAL RESORT DEVELOPERS INC
By: s/Pieter Oosthuizen

s/Samuel B. Watson as Trustee                      GROWTH STRATEGIES INC
                                                   By: s/David Mackarness
s/Lewis Pollock
                                                   s/Daniel Dixon
s/Donald Spears
                                                   ROMFORD ENTERPRISES LTD
                                                   By: s/J.A. De Groot

WATERLINK LIMITED                                  LEANDER LIMITED
By: s/J.W. Godfrey & Co.                           By: s/ J.W. Godfrey & Co.

KISARAN ENTERPRISES                                SALFOLIA TRADING LTD
By: s/ J.W. Godfrey & Co.                          By: s/ J.W. Godfrey & Co.

HAWK CONTINENTAL LTD                               RATHLUIRC LIMITED
By: s/ J.W. Godfrey & Co.                          By: s/ J.W. Godfrey & Co.

PARK INVESTMENTS LTD
By: s/David Mackarness

AMERISTAR WORLDWIDE ENTERTAINMENT CORPORATION
By: s/Samuel B. Watson